Exhibit 99.1

Webcast Alert: Ultra Petroleum Corp. Announces Its Third Quarter
Earnings Conference Call Webcast

HOUSTON, Oct. 19 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.’s (Amex: UPL) Third Quarter Earnings Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on October 26, 2005 at 10:00 AM Central.

What:	Ultra Petroleum Corp.’s Third Quarter Earnings Conference Call Webcast

When:	October 26, 2005 at 10:00 AM Central

Where:	http://www.ultrapetroleum.com

How:	Live over the Internet -- Simply log on to the web at the address above

Contact:	Kelly Whitley at 281-876-0120 x 302

If you are unable to participate during the live webcast, the call will be archived at www.ultrapetroleum.com . To access the replay, click on the home page.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker “UPL” with 152,929,693 shares outstanding as of the date of this release.

SOURCE  Ultra Petroleum Corp.
           -0-                             10/19/2005
           /CONTACT:  Kelly Whitley of Ultra Petroleum Corp., +1-281-876-0120 x 302/